Exhibit 99.1

IDI Announces 2016 First Quarter Financial and Operating Results

Data and analytics company drives innovation, executing on growth in all segments and providing customers with market leading products

Business Highlights

-Consolidated revenue increased to $39.4 million for the first quarter 2016 from $1.3 million for the first quarter 2015

-Information Services and Performance Marketing segments contributed $11.0 million and $28.4 million in revenue, respectively

-Achieved adjusted EBITDA of $2.4 million and positive cash flow from operating activities

-Significant advancement of next-generation data analytics platform, idiCORE™

-Continued new customer acquisition in anticipation of idiCORE release

-Strategic partnership between Fluent and LiveRamp, an Acxiom company, to enable real-time custom audience creation and targeting

-Rapid adoption of Fluent’s mobile app install product offering

BOCA RATON, Fla. — (BUSINESS WIRE) – May 5, 2016 – IDI, Inc. (NYSE MKT: IDI), a data and analytics company, today reported revenue of $39.4 million and adjusted EBITDA of $2.4 million for the first quarter ended March 31, 2016.

“Following a transformational year in 2015, the first quarter demonstrated that we executed extremely well on all fronts,” commented Derek Dubner, CEO of IDI. “Both our Information Services and Performance Marketing segments saw robust growth, providing great momentum for full year 2016. We are pleased with the evolution of our data analytics platform, vertical penetration and customer acquisition, culminating with the commercial launch of our leading-edge, investigative solution, idiCORE, which occurred in April 2016. With this commercial launch, and the continued success of Fluent, we believe we are well positioned for the rest of the year to drive growth and strong earnings.”

Fluent CEO, Ryan Schulke, stated, “After a breakout 2015 of increased client demand for Fluent’s people-based marketing products, we are excited to be expanding our offerings to new verticals and formats. Our advertising partners span across all consumer-facing verticals, and Fluent’s customer acquisition platform and capabilities are enabling a differentiated foundation by which we can deliver highly-valuable, data-driven marketing services at scale.”

Financial Highlights

Total revenue was $39.4 million, with our Information Services and Performance Marketing segments contributing $11.0 million and $28.4 million, respectively, for the first quarter 2016, compared to $1.3 million, with our Information Services and Performance Marketing segments contributing $1.3 million and $0, respectively, for the first quarter 2015. Net cash provided by operating activities was $0.5 million for the first quarter 2016, compared to net cash used in operating activities of $1.9 million for the first quarter 2015. Adjusted EBITDA was $2.4 million for the first quarter 2016, compared to negative $0.8 million for the first quarter 2015. Cash and cash equivalents was $10.1 million as of March 31, 2016.

The Company reported a net loss of $6.8 million, a result of $7.4 million in non-cash share-based payments, partially offset by a $3.5 million income tax benefit for the first quarter 2016.

About IDI, Inc.

At IDI, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most – running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our data and analytical solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, conducting investigations, identifying fraud and abuse, and collecting debts, to identifying and acquiring new customers. At IDI, we are dedicated to making the world a safer place, to reducing the cost of doing business, and to enhancing the consumer experience.

RELATED LINKS: http://www.ididata.com and http://www.fluentco.com

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements about whether we are well positioned for the rest of the year to drive growth and strong earnings. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

IDI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(unaudited)

		March 31, 2016 December 31, 2015
ASSETS:
Current assets:
Cash and cash equivalents		$10,138	$13,462
Accounts receivable, net of allowance for doubtful accounts of $228 and $318 at March 31, 2016 and December 31, 2015, respectively		20,648	21,224
Prepaid expenses and other current assets		2,281	2,931

Total current assets		33,067	37,617
Property and equipment, net		1,156	1,062
Intangible assets, net		88,234	87,445
Goodwill		161,753	161,753
Other non-current assets		2,148	1,315

Total assets		$286,358	$289,192

LIABILITIES AND SHAREHOLDERS’ EQUITY:	—

Current liabilities:
Trade accounts payable		$9,299	$8,863
Accrued expenses and other current liabilities		8,946	9,160
Deferred revenue		331	783
Current portion of long-term debt		2,250	2,250

Total current liabilities		20,826	21,056
Long-term debt, net		48,689	48,668
Deferred tax liabilities		10,037	13,573

Total liabilities		79,552	83,297

Shareholders’ equity:
Convertible Series A preferred stock—$0.0001 par value 10,000,000 shares authorized; 0 and 4,871,802 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively		—	—
Convertible Series B preferred stock—$0.0001 par value 10,000,000 shares authorized; 0 and 450,962 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively		—	—
Common stock—$0.0005 par value 200,000,000 shares authorized; 46,979,395 and 15,709,786 shares issued at March 31, 2016 and December 31, 2015, respectively; and 46,924,183 and 15,709,786 shares outstanding at March 31, 2016 and December 31, 2015, respectively		23	8
Treasury stock, at cost, 55,212 and 0 shares at March 31, 2016 and December 31, 2015, respectively		(272)	—
Additional paid-in capital		298,972	291,032
Accumulated deficit		(91,917)	(85,145)

Total shareholders’ equity		206,806	205,895

Total liabilities and shareholders’ equity		$286,358	$289,192

IDI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands, except share data)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue	$39,424	$1,258
Cost of revenues (exclusive of depreciation and amortization)	28,494	554

Gross profit	10,930	704
Operating expenses:
Sales and marketing expenses	3,126	533
General and administrative expenses	13,367	1,699
Depreciation and amortization	2,609	35

Loss from operations	(8,172)	(1,563)

Other income (expense):
Interest expense, net	(1,825)	—
Other expenses, net	(297)	—

Total other expense	(2,122)	-

Loss from continuing operations before income taxes	(10,294)	(1,563)
Income taxes	(3,522)	-

Net loss from continuing operations	(6,772)	(1,563)
Discontinued operations:
Pretax loss from operations of discontinued operations	—	(91)

Net loss from discontinued operations	—	(91)
Less: Non-controlling interests	—	(17)

Net loss from discontinued operations attributable to IDI	—	(74)

Net loss attributable to IDI	$(6,772)	$(1,637)
Loss per share
Basic and diluted
Continuing operations	$(0.25)	$(0.21)
Discontinued operations	—	(0.01)

	$(0.25)	$(0.22)

Weighted average number of shares outstanding -
Basic and diluted	27,468,214	7,488,314
Comprehensive loss:
Net loss attributable to IDI, Inc.	$(6,772)	$(1,637)
Foreign currency translation adjustment	—	6

Net comprehensive loss	$(6,772)	$(1,631)

IDI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except share data)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to IDI	$(6,772)	$(1,637)
Less: Loss from discontinued operations, net of tax	—	(74)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,609	35
Non-cash interest expenses and related amortization	584	—
Share-based payments	7,378	102
Non-cash loss on exchange of warrants	297	—
(Recovery) provision for bad debts	(90)	21
Deferred income tax expenses	(3,536)	—
Changes in assets and liabilities of continuing operations, net of the effects of acquisition:
Accounts receivable	666	(432)
Prepaid expenses and other current assets	531	(378)
Other non-current assets	(833)	—
Trade accounts payable	436	216
Accrued expenses and other current liabilities	(365)	—
Amounts due to related parties	—	2
Deferred revenue	(452)	20

Net cash provided by (used in) operating activities from continuing operations	453	(1,977)
Net cash provided by operating activities from discontinued operations	—	98

Net cash provided by (used in) operating activities	453	(1,879)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(177)	(380)
Capitalized costs included in intangible assets	(3,037)	(13)
Proceeds from reverse acquisition	—	3,569

Net cash (used in) provided by investing activities	(3,214)	3,176

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(563)	—

Net cash used in financing activities	(563)	—

Effect of foreign exchange rate changes on cash and cash equivalents	—	3
Net (decrease) increase in cash and cash equivalents	$(3,324)	$1,300
Cash and cash equivalents at beginning of period	13,462	5,996

Cash and cash equivalents at end of period	$10,138	$7,296

SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$1,276	$—
Cash paid for income taxes	$—	$—
Share-based compensation expenses capitalized in intangible assets	$278	$—
Issuance of common stock to a vendor for services rendered	$131	$—
Fair value of shares issued for acquisition	$—	$44,112

Use of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net income (loss), the most directly comparable financial measure based on US GAAP, plus net loss from discontinued operations, interest expense, net, depreciation and amortization, share-based payments, and other adjustments, and minus income tax benefits, as noted in the table below.

	Three Months Ended
	March 31,
(In thousands)	2016	2015
Net loss attributable to IDI	$(6,772)	$(1,637)
Net loss from discontinued operations attributable to IDI	—	74
Interest expense, net	1,825	—
Income tax benefits	(3,522)	—
Depreciation and amortization	2,609	35
Share-based payments	7,378	102
Non-cash loss on exchange of warrants	297	—
Acquisition-related costs	52	42
Non-recurring litigation costs	523	585

Adjusted EBITDA	$2,390	$(799)

Contact Information:

Media and Investor Relations Contact:
IDI, Inc.
Jordyn Kopin
Director, Investor Relations
646-356-8469
JKopin@ididata.com